EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Citizens & Northern Corporation:

Form S-3 No. 333-162279

Form S-3 No. 333-160682

Form S-8 No. 333-273787

of our report dated March 6, 2026, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe, LLP

Columbus, Ohio

March 6, 2026